UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
_________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 6, 2012
_________________

CHINA DIRECT INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Florida	001-33694	13-3876100

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

431 Fairway Drive, Suite 200, Deerfield Beach, Florida 33441
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (954) 363-7333

 Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 6, 2012, Hernan Grant Welch, was appointed as Executive Vice President and Chief Financial Officer of China Direct Industries, Inc.’s ("we”, "us” or “our”).  Mr. Welch, age 62, has served as our Vice President of Finance and SEC Reporting since October, 2011. For over the past 30 years, Mr. Welch has been a certified public accountant working in international finance and auditing for both public companies and major auditing firms. Mr. Welch’s recent public company experience includes serving from 2007 to 2009 as Director of SEC reporting and SOX compliance for Core-Mark International, a NASDAQ listed international logistics services and distribution company. Prior to his position at Core-Mark, Mr. Welch was the Director of Financial Accounting and SEC reporting from for Longview Fibre Company, a public company engaged in forestry management and operations from 2006 until its privatization in 2007. Mr. Welch served as Director of Financial Reporting for Iowa Telecom from 2004 to 2006, where he helped manage the financial reporting process for the company’s initial public offering and listing on the NYSE. From 2002 to 2004, Mr. Welch was Director of Finance and SEC Reporting for Accuimage Diagnostics, Inc., a medical diagnostic software company serving multinational clients in the U.S., Europe and Asia. Mr. Welch assisted in the financial preparation for the sale of Accuimage to Merge Diagnostics which took place in January 2005. From 1999 to 2002, Mr. Welch was Vice President and SEC Reporting Director of Equus Entertainment, Inc., a NASDAQ listed entertainment, gaming and real estate company, serving multinational locations in the Caribbean and Latin America.

      Prior to his public company work, from 1996 to 1999, Mr. Welch was a Partner with Ernst & Young International where his responsibilities as an audit and consulting Partner included the supervision of a staff of financial professionals in Caracas, Venezuela and Miami, Florida. Mr. Welch was a Partner with KPMG, LLP from 1989 to 1996 covering engagements in GAAP compliance and SEC reporting. Mr. Welch began his professional career at Deloitte LLP (formerly Deloitte & Touche), providing international audit, tax and management consulting services in 1980 until 1989 and as a Partner at Deloitte LLP, Mr. Welch worked on a number of leveraged buy-out projects including KKR Group.

Mr. Welch is a Certified Public Accountant and received a Bachelors of Science degree in Economics and Accounting from Fordham University in 1971, a Masters Degree in Business Administration in Finance from New York University’s Stern School of Business in 1973 and a Juris Doctor from George Washington University in 1980.

Mr. Welch will receive a base salary of $130,000 per year in cash plus an aggregate of 65,625 shares of our restricted common stock which shall vest in quarterly amounts of 16,406 shares on March 25, 2010, June 25, 2012, September 25, 2012, and December 25, 2012. In lieu of these stock awards, we may pay Mr. Welch in cash which amount will be determined by multiplying the amount of shares he is entitled to receive on the vesting date by the closing bid price of our common stock on the date of vesting. In addition, Mr. Welch is entitled to participate in our health benefit plan. Mr. Welch’s employment with our company is “at-will” and may be terminated by either of us without penalty.

On January 6, 2012, Mr. Andrew X. Wang’s annual employment contract with our company expired and for personal reasons, Mr. Wang opted not to renew the agreement with our mutual consent. As a result, Mr. Wang resigned his position as our Chief Financial Officer effective January 6, 2012.

Item 7.01	Regulation FD Disclosure.

On January 10, 2012, we issued a press release announcing the appointment of Hernan Grant Welch as our Chief Financial Officer.  The press release is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

The information contained in the press release attached hereto is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that Section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

 (d)           Exhibits

99.1	Press Release of China Direct Industries, Inc. dated January 10, 2012 (furnished herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA DIRECT INDUSTRIES, INC.

Date: January 10, 2012	/s/ Yuejian (James) Wang
Yuejian (James) Wang Chief Executive Officer